99.1

OLD NATIONAL
P.O. Box 718
Evansville, IN 47705
NYSE Symbol: ONB

NEWS RELEASE

SUBJECT:	Old National describes strategies to improve credit quality and growth prospects in spite of economic slowdown in its core market
DATE:	October 24, 2003
For Further Information Call:	John Poelker -- (812) 461-9099 Executive Vice President - Chief Financial Officer Lynell Walton -- (812) 464-1366 Assistant Vice President - Investor Relations

Old National Bancorp (NYSE:ONB) plans to broaden and accelerate its Metro strategy as part of its focus on improving revenue and profit growth, James A. Risinger, Chairman and Chief Executive Officer, said in remarks for an investor call today.

Risinger identified three near-term priorities for the financial services company:

  Improve credit approval discipline and reduce the level of non-performing loans.
  Accelerate entry into larger metropolitan markets with good opportunities to expand the customer base and improve revenue growth potential.
  Improve operating efficiency.

He said that although important metrics are showing progress, the pace of improvement at Old National overall isn't adequate to sustain the level of performance that the organization is capable of delivering. "Over the last several months, therefore, management and the board of directors have focused on where we need to make some adjustments in our strategies. Let me emphasize that we are refining, not changing, our strategic direction. The four pillars of our growth plan still are Community Banking, Metropolitan Banking, Mortgage Banking, and our Signature Group."

Risinger said the company is pursuing three initiatives to enhance its presence in higher-potential markets:

  Expand the Metro strategy beyond previously identified opportunities in Indianapolis, Louisville, St. Louis, and Nashville to include markets such as Columbus, Ohio, and Lexington, Kentucky, within a 250-mile radius of Old National's Evansville headquarters.
  Expand Old National's presence in metro markets that it already has targeted.
  More aggressively look at acquisition opportunities to help build a meaningful base for sustained growth.

"The bottom line of refining the Metro strategy is that we need to generate higher levels of revenue and profit growth than appear to be available in our current markets. But there is an important role for existing markets in our overall strategy. Besides improving our operating efficiency, we will look for revenue opportunities, especially with the Signature Group," Risinger noted. The Signature Group offers trust and investment services, insurance brokerage services, and investment products.

Old National's core Indiana market, especially the manufacturing segment, has been hit particularly hard in the extended economic slowdown. That situation has had a severely negative impact on Old National's loan portfolio, as evidenced by an unusually high level of non-performing loans and substantial increases in provisions for possible loan losses in each of the last two quarters. As a result, the need to address credit quality issues is the company's most pressing near-term priority, Risinger said.

Old National has restructured its credit analysis process and separated it and credit approval functions from sales and business development. Under the new structure, loan decisions require the concurrence of credit officers in addition to the approval of lending and customer relationship officers in local banking markets. "We believe this more formalized and balanced process will ensure absolute consistency in underwriting criteria across the organization and, just as importantly, will enable our local lending personnel to maintain a very high level of responsiveness to our customers' needs," Risinger added.

Risinger's remarks emphasized that Old National is firmly committed to addressing credit quality, market growth potential, and operational effectiveness. "I can assure you of our dedication to the task and the board's involvement and support of our efforts," he said.

The full text of Risinger's remarks will be included in the Form 8-K that Old National will file today with the Securities and Exchange Commission.

Old National Bancorp, a $9.5 billion financial holding company headquartered in Evansville, IN, employs more than 3,000 professionals who advise, design and facilitate financial solutions to help clients reach their goals. Founded in 1834, Old National has grown to include client-focused financial services operations in Indiana, Illinois, Ohio, Kentucky, Tennessee and Missouri. With a special attention to service quality, Old National provides individuals and businesses financial solutions through a broad range of banking services as well as trust and investment services, insurance brokerage services and investment products.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends," "believes," and "should," which are statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Internal and external factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies, ability of Old National to execute its business plan, continued softness in the economy which could materially impact credit quality trends and the ability to generate loans, and other matters discussed in this news release. Actual results could materially differ from those contained in or implied by such statements. Old National undertakes no obligation to release revisions to these forward-looking statements or reflect events or conditions after the date of this release.